EXHIBIT (a)(1)(Ii)

LETTER OF TRANSMITTAL

To Tender Preferred Shares

(Designated Auction Preferred Shares, Series A, Series B, Series C and Series D)

of

Eaton Vance Senior Floating-Rate Trust

Pursuant to the Offer to Purchase

dated April 30, 2026

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON FRIDAY, MAY 29, 2026, UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is:

Equiniti Trust Company, LLC

If delivering by mail: Equiniti Trust Company, LLC Operations Center Attn: Onbase – Reorganization Department 1110 Centre Pointe Curve Suite # 101 Mendota Heights, MN 55120	If delivering by express mail, courier, or other expedited service: Equiniti Trust Company, LLC 1110 Centre Pointe Curve Suite # 101 Mendota Heights, MN 55120 Attn: Onbase - Reorganization Department

The Information Agent for the Offer is:

EQ Fund Solutions, LLC

28 Liberty Street, 53rd Floor
New York, New York 10005

(877) 732-3614

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

This Letter of Transmittal relates to the offer by Eaton Vance Senior Floating-Rate Trust, a Massachusetts business trust (the “Fund”), to purchase for cash up to 100% of its outstanding preferred shares of beneficial interest, par value $0.01 per share and liquidation preference of $25,000 per share, designated Auction Preferred Shares, Series A, Series B, Series C and Series D (the “Preferred Shares”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 30, 2026 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal, which, together with the Offer to Purchase, each as amended or supplemented from time to time, together constitute the “Offer.”

DESCRIPTION OF PREFERRED SHARES TENDERED
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)*	Preferred Shares Tendered**
1 All 2 Partial: ___________ (# Preferred Shares)

* A separate Letter of Transmittal must be submitted for each tendering Preferred Shareholder.

** Unless otherwise indicated, it will be assumed that all Preferred Shares are being tendered. See Instruction 3.

If you wish to tender all or any portion of your Preferred Shares of the Fund, you should either:

•	tender your Preferred Shares pursuant to the procedure for book-entry tender set forth in Section 4, “Procedure for Tendering Preferred Shares,” of the Offer to Purchase; or
•	request a broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you. If your Preferred Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact such person if you desire to tender your Preferred Shares.

If you desire to tender Preferred Shares and such Preferred Shares cannot be delivered to the Depositary or you cannot comply with the procedure for book-entry transfer or your other required documents cannot be delivered to the Depositary, in any case, by the expiration of the Offer, you must tender such Preferred Shares pursuant to the guaranteed delivery procedure set forth in Section 4 of the Offer to Purchase.

Questions and requests for assistance or for additional copies of this Letter of Transmittal, the Offer to Purchase, the Notice of Guaranteed Delivery or the Notice of Withdrawal may be directed to EQ Fund Solutions, LLC, the information agent for the Offer, at its address or telephone number set forth on the first page of this Letter of Transmittal.

ADDITIONAL INFORMATION REGARDING TENDERED PREFERRED SHARES

PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY.

Name of Tendering Institution __________________________________________________
Account Number ___________________________________________________________
Transaction Code Number ____________________________________________________
Contact Person in Auction Department of Tendering Institution* _______________________
Email Address of Contact Person in Auction Department* ______________________________
Broker-Dealer who submits auction instructions to the Auction Agent on your behalf: _________

____________________________________________________________________________

☐	CHECK HERE IF TENDERED PREFERRED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT OR CONCURRENTLY BEING SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:

Name(s) of Tendering Holder(s) of Preferred Shares ___________________________________

Date of Execution of Notice of Guaranteed Delivery ___________________________________

Name of Institution which Guaranteed Delivery ______________________________________

* If there is no established Auction Department, please include contact information for the party that submits auction instructions for Preferred Shares.

Ladies and Gentlemen:

The undersigned hereby tenders to Eaton Vance Senior Floating-Rate Trust, a Massachusetts business trust (the “Fund”), the above-described preferred shares of beneficial interest, par value $0.01 per share and liquidation preference of $25,000 per share, designated Auction Preferred Shares, Series A, Series B, Series C and Series D (the “Preferred Shares”), pursuant to the Fund’s Offer to Purchase for cash up to 100% of its outstanding Preferred Shares (the “Offer”), upon the terms and subject to the conditions set forth in the Fund’s Offer to Purchase dated April 30, 2026, receipt of which is hereby acknowledged, and this Letter of Transmittal (which together constitute the “Offer Documents”). The price to be paid for the Preferred Shares is an amount per share, net to the seller in cash, equal to 98% of the liquidation preference of $25,000 per share (or $24,500 per share) (a 2% discount), plus any unpaid dividends accrued through May 29, 2026, or such later date to which the Offer is extended, less any applicable withholding taxes and without interest.

Upon the terms and subject to the conditions of the Offer and effective upon acceptance for payment of and payment for the Preferred Shares tendered herewith, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Fund all right, title and interest in and to all the Preferred Shares that are being tendered hereby and appoints Equiniti Trust Company, LLC (the “Depositary”) the true and lawful agent and attorney-in-fact of the undersigned with respect to such Preferred Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

(i) transfer ownership of such Preferred Shares on the account books maintained by the Book-Entry Transfer Facility (as defined in the Offer to Purchase), as applicable, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Fund;

(ii) present such Preferred Shares for transfer on the Depositary’s books; and

(iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Preferred Shares, subject to the next paragraph, all in accordance with the terms of the Offer.

The undersigned hereby covenants, represents and warrants to the Fund that:

(i) the undersigned has full power and authority to tender, sell, assign and transfer the Preferred Shares tendered hereby and that when and to the extent the same are accepted for payment by the Fund, the Fund will acquire good, marketable and unencumbered title thereto, free and clear of all security interest, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer of the Preferred Shares and not subject to any adverse claims;

(ii) the undersigned understands that tenders of Preferred Shares pursuant to any of the procedures described in Section 4 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute the undersigned’s acceptance of the terms and conditions of the Offer, including the undersigned’s representation and warranty that (a) the undersigned has a “net long position,” within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), in the Preferred Shares or equivalent securities at least equal to the Preferred Shares being tendered, and (b) the tender of Preferred Shares complies with Rule 14e-4;

(iii) the undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Fund to be necessary or desirable to complete the sale, assignment and transfer of the Preferred Shares tendered hereby; and

(iv) the undersigned has read, understands and agrees to all the terms of the Offer.

All authority herein conferred or agreed to be conferred by this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

If any tendered Preferred Shares are not accepted for payment pursuant to the terms and conditions of the Offer for any reason, such Preferred Shares will be returned without expense to the holder of Preferred Shares (“Preferred Shareholder”) in accordance with Section 3 of the Offer to Purchase.

The undersigned understands that tenders of Preferred Shares pursuant to any one of the procedures described in Section 4 of the Offer to Purchase and in the instructions hereto will constitute a binding agreement between the undersigned and the Fund upon the terms and subject to the conditions of the Offer. The undersigned acknowledges that under no circumstances will the Fund pay interest on the purchase price, including, without limitation, by reason of any delay in making payment.

The undersigned recognizes that under the circumstances set forth in the Offer to Purchase, the Fund may terminate or amend the Offer; may postpone the acceptance for payment of, or the payment for, Preferred Shares tendered; or may accept for payment fewer than all of the Preferred Shares tendered.

A wire will be sent to the account at the Book-Entry Transfer Facility for the purchase price of any Preferred Shares purchased.

→

SIGN HERE

(Please also complete and return the attached IRS Form W-9)*

(Signature(s) of Owners)

Dated:

Name(s):

(Please Print)

Capacity (full title and location signed):

Address:

(Include Zip Code)

Area Code and Telephone Number:

(Must be signed by registered holder(s) exactly as name(s) appear(s) on a security position listing or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and location of signing and see Instruction 4.)

Guarantee Of Signature(s)

(See Instructions 1 and 4)

Authorized Signature:

Name:

Title:

(Please Type or Print)

Name of Firm:

Address:

(Include Zip Code)

Area Code and Telephone No.:

Dated: _________________________

←

non-U.S. Preferred Shareholder should NOT complete and return the attached IRS Form W-9, but should instead complete and return an appropriate IRS Form W-8. You may obtain an appropriate IRS Form W-8 at www.irs.gov. If you are unsure about which form to provide, please contact your tax adviser for the appropriate certification (e.g., IRS Form W-8BEN, W-8BEN-E, W-8IMY, W-8ECI or W-8EXP). Failure to provide an appropriate IRS Form W-8 will subject you to U.S. federal backup withholding tax at a rate of 24%. Non-U.S. Preferred Shareholders may also be subject to U.S. federal income tax withholding.

A non-U.S. Preferred Shareholder is any Preferred Shareholder other than (i) a citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes), partnership or other entity created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of the source of the income, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States Persons” (as defined in the Internal Revenue Code of 1986, as amended) have the authority to control all substantial decisions of the trust or (B) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each an “Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed if such Preferred Shares are tendered for the account of an Eligible Institution. See Instruction 4.

2. Delivery of Preferred Shares. Delivery of Preferred Shares is to be made by book-entry delivery pursuant to the procedures set forth in Section 4 of the Offer to Purchase; an Agent’s Message (as defined in the Offer to Purchase) must be utilized. A confirmation of a book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility of all Preferred Shares delivered electronically, as well as an Agent’s Message, and any other documents required by this Letter of Transmittal, must be received by the Depositary at its address set forth on the front page of this Letter of Transmittal by the Expiration Date (as defined in the Offer to Purchase). Preferred Shareholders who cannot deliver their Preferred Shares and all other required documents to the Depositary by the Expiration Date must tender their Preferred Shares pursuant to the guaranteed delivery procedure set forth in Section 4 of the Offer to Purchase. Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Fund must be received by the Depositary by the Expiration Date and (iii) a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee or an Agent’s Message and any other documents required by the Letter of Transmittal and, for Preferred Shares held in street name, confirmation of a book-entry transfer of such Preferred Shares into the Depositary’s account at the Book-Entry Transfer Facility, must be received by the Depositary within one New York Stock Exchange trading day after the date of execution of the Notice of Guaranteed Delivery, all as provided in Section 4 of the Offer to Purchase.

The method of delivery of any documents is at the option and risk of the tendering Preferred Shareholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional or contingent tenders will be accepted, and no fractional Preferred Shares will be purchased. By executing this Letter of Transmittal, the tendering Preferred Shareholder waives any right to receive any notice of the acceptance for payment of the Preferred Shares.

3. Partial Tenders. If any tendered Preferred Shares are not accepted for payment pursuant to the terms and conditions of the Offer for any reason, or if any tendered Preferred Shares are not accepted because of an invalid tender, or if any tendered Preferred Shares are properly withdrawn, such Preferred Shares will be returned to the appropriate account at the Book-Entry Transfer Facility without charge by the Fund to the tendering Preferred Shareholder, as soon as practicable following expiration or termination of the Offer or the proper withdrawal of the Preferred Shares.

4. Stock Transfer Taxes. The Fund will pay any stock transfer taxes with respect to the sale and transfer of any Preferred Shares to it or its order pursuant to the Offer. If, however, a transfer tax is imposed for any reason other than the sale or transfer of Preferred Shares to the Fund pursuant to the Offer, then the amount of any such transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

5. IRS Tax Forms. Pursuant to U.S. federal income tax law, backup withholding tax at a rate of 24% may be imposed on the gross proceeds otherwise payable to Preferred Shareholders pursuant to the Offer. To avoid such backup withholding, each tendering Preferred Shareholder must provide the applicable withholding agent with such Preferred Shareholder’s correct taxpayer identification number (“TIN”) and certify that such Preferred Shareholder is not subject to such backup withholding by completing the attached IRS Form W-9 (or, in the case of a Non-U.S. Preferred Shareholder (as defined in the Offer to Purchase), an appropriate IRS Form W-8 or a valid substitute form). In general, if a Preferred Shareholder is an individual, the TIN is the individual’s Social Security number. If the applicable withholding agent is not provided with the correct TIN, the Preferred Shareholder will be subject to a $50 penalty unless the failure is due to reasonable cause and not willful neglect. If a Preferred Shareholder makes a false statement on an IRS Form W-9 without any reasonable basis that results in no backup withholding, such Preferred Shareholder will be subject to a $500 penalty, and the willful falsification of certifications or affirmations may be subject to criminal penalties, including fines and/or imprisonment. Certain Preferred Shareholders (including, among others, all corporations and certain non-U.S. individuals) are not subject to backup withholding. However, such Preferred Shareholders should complete an IRS Form W-9 (or, in the case of a Non-U.S. Preferred Shareholder, an appropriate IRS Form W-8 or a valid substitute form) to avoid erroneous backup withholding. For further information concerning backup withholding and instructions for completing an IRS Form W-9 (including how to obtain a TIN if you do not have one and how to complete an IRS Form W-9), consult the General Instructions found in IRS Form W-9.

A Non-U.S. Preferred Shareholder should not complete an IRS Form W-9. Such person should submit an appropriate IRS Form W-8 (or a valid substitute form) instead to establish that such non-U.S. person qualifies as an exempt recipient for which backup withholding is not required. These forms may be obtained from www.irs.gov.

Backup withholding is not an additional U.S. federal income tax. Rather, any U.S. federal income tax liability of a person subject to backup withholding generally will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS provided that the required information is timely furnished to the IRS.

NOTE: FAILURE TO PROVIDE A PROPERLY COMPLETED AND VALID IRS FORM W-9 OR AN APPROPRIATE IRS FORM W-8 OR A VALID SUBSTITUTE FORM, AS APPLICABLE MAY RESULT IN PENALTIES AND/OR BACKUP WITHHOLDING ON ANY AMOUNTS OTHERWISE PAYABLE TO YOU PURSUANT TO THE OFFER.

ANY TAX ADVICE CONTAINED IN THIS LETTER OF TRANSMITTAL (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING TAX-RELATED PENALTIES UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR. FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX ADVISOR OR THE IRS.

6. Waiver of Conditions. Subject to the Offer to Purchase, the conditions of the Offer may be waived, in whole or in part, by the Fund, at any time and from time to time, in the case of any Preferred Shares tendered.

7. Irregularities. The Fund will determine, in its sole discretion, all questions as to the number of Preferred Shares to be accepted, and the validity, form, eligibility, including time of receipt, and acceptance for payment of any tender of Preferred Shares. The Fund’s determination will be final and binding on all parties. The Fund reserves the absolute right to reject any or all tenders it determines not to be in proper form or the acceptance of or payment for which it determines may be unlawful. The Fund also reserves the absolute right to waive any defect or irregularity in the tender of any particular Preferred Shares or any particular Preferred Shareholder. No tender of Preferred Shares will be deemed to be properly made until all defects or irregularities have been cured by the tendering Preferred Shareholder or waived by the Fund. None of the Fund, the Depositary, the Information Agent, or any other person will be under any duty to give notice of any defects or irregularities in any tender, or incur any liability for failure to give any such notice. The Fund’s interpretation of the terms of and conditions to the Offer, including this Letter of Transmittal and the instructions thereto, will be final and binding. By tendering Preferred Shares to the Fund, you agree to accept all decisions the Fund makes concerning these matters and waive any right you might otherwise have to challenge those decisions.

8. Acceptance of Tendered Shares. If a Preferred Shareholder tenders all of his or her Preferred Shares, all such Preferred Shares credited to such Preferred Shareholder’s account(s) will be tendered unless the Preferred Shareholder otherwise specifies.

9. Contact Information. In order to facilitate the Offer and any auctions for Preferred Shares that may remain outstanding after the Offer is completed, each broker or other Nominee Holder must provide additional contact information for its Auction Department, or whoever at the broker or other Nominee Holder submits auction instructions for the Preferred Shares on its behalf, and/or the Broker-Dealer, if a different party, that submits those auction instructions to the Auction Agent. If you are unable to provide this contact information, the Fund, in its sole discretion, may waive this requirement.

* * * * *

Any questions and requests for assistance may be directed to the Information Agent at its address and telephone number set forth on the first page of this Letter of Transmittal. Additional copies of the Offer to Purchase, the Letter of Transmittal and Notice of Guaranteed Delivery may be obtained from the Information Agent at its address and telephone number set forth on the first page of this Letter of Transmittal. Preferred Shareholders may also contact their broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

Form **W-9**
(Rev. March 2024)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give form to the requester. Do not send to the IRS.

Before you begin. For guidance related to the purpose of Form W-9, see *Purpose of Form*, below.

Print or type. See *Specific Instructions* on page 3.

1 Name of entity/individual. An entry is required. (For a sole proprietor or disregarded entity, enter the owner's name on line 1, and enter the business/disregarded entity's name on line 2.)

2 Business name/disregarded entity name, if different from above.

3a Check the appropriate box for federal tax classification of the entity/individual whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Individual/sole proprietor ☐ C corporation ☐ S corporation ☐ Partnership ☐ Trust/estate

☐ LLC. Enter the tax classification (C = C corporation, S = S corporation, P = Partnership) . . . . ________

Note: Check the "LLC" box above and, in the entry space, enter the appropriate code (C, S, or P) for the tax classification of the LLC, unless it is a disregarded entity. A disregarded entity should instead check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ________

3b If on line 3a you checked "Partnership" or "Trust/estate," or checked "LLC" and entered "P" as its tax classification, and you are providing this form to a partnership, trust, or estate in which you have an ownership interest, check this box if you have any foreign partners, owners, or beneficiaries. See instructions . . . . ☐

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ________

Exemption from Foreign Account Tax Compliance Act (FATCA) reporting code (if any) ________

(Applies to accounts maintained outside the United States.)

5 Address (number, street, and apt. or suite no.). See instructions.

6 City, state, and ZIP code

Requester's name and address (optional)

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN*, later.

Note: If the account is in more than one name, see the instructions for line 1. See also *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and, generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here **Signature of U.S. person** **Date**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9*.

What's New

Line 3a has been modified to clarify how a disregarded entity completes this line. An LLC that is a disregarded entity should check the appropriate box for the tax classification of its owner. Otherwise, it should check the "LLC" box and enter its appropriate tax classification.

New line 3b has been added to this form. A flow-through entity is required to complete this line to indicate that it has direct or indirect foreign partners, owners, or beneficiaries when it provides the Form W-9 to another flow-through entity in which it has an ownership interest. This change is intended to provide a flow-through entity with information regarding the status of its indirect foreign partners, owners, or beneficiaries, so that it can satisfy any applicable reporting requirements. For example, a partnership that has any indirect foreign partners may be required to complete Schedules K-2 and K-3. See the Partnership Instructions for Schedules K-2 and K-3 (Form 1065).

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS is giving you this form because they

Cat. No. 10231X Form **W-9** (Rev. 3-2024)

Form W-9 (Rev. 3-2024) Page **2**

must obtain your correct taxpayer identification number (TIN), which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

- Form 1099-INT (interest earned or paid).
- Form 1099-DIV (dividends, including those from stocks or mutual funds).
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds).
- Form 1099-NEC (nonemployee compensation).
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers).
- Form 1099-S (proceeds from real estate transactions).
- Form 1099-K (merchant card and third-party network transactions).
- Form 1098 (home mortgage interest), 1098-E (student loan interest), and 1098-T (tuition).
- Form 1099-C (canceled debt).
- Form 1099-A (acquisition or abandonment of secured property).

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

Caution: If you don't return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See *What is backup withholding*, later.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued);

2. Certify that you are not subject to backup withholding; or

3. Claim exemption from backup withholding if you are a U.S. exempt payee; and

4. Certify to your non-foreign status for purposes of withholding under chapter 3 or 4 of the Code (if applicable); and

5. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting is correct. See *What Is FATCA Reporting*, later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien;
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;
- An estate (other than a foreign estate); or
- A domestic trust (as defined in Regulations section 301.7701-7).

Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding. Payments made to foreign persons, including certain distributions, allocations of income, or transfers of sales proceeds, may be subject to withholding under chapter 3 or chapter 4 of the Code (sections 1441–1474). Under those rules, if a Form W-9 or other certification of non-foreign status has not been received, a withholding agent, transferee, or partnership (payor) generally applies presumption rules that may require the payor to withhold applicable tax from the recipient, owner, transferor, or partner (payee). See Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities.

The following persons must provide Form W-9 to the payor for purposes of establishing its non-foreign status.

- In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the disregarded entity.
- In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the grantor trust.
- In the case of a U.S. trust (other than a grantor trust), the U.S. trust and not the beneficiaries of the trust.

See Pub. 515 for more information on providing a Form W-9 or a certification of non-foreign status to avoid withholding.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person (under Regulations section 1.1441-1(b)(2)(iv) or other applicable section for chapter 3 or 4 purposes), do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515). If you are a qualified foreign pension fund under Regulations section 1.897(l)-1(d), or a partnership that is wholly owned by qualified foreign pension funds, that is treated as a non-foreign person for purposes of section 1445 withholding, do not use Form W-9. Instead, use Form W-8EXP (or other certification of non-foreign status).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a saving clause. Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if their stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first Protocol) and is relying on this exception to claim an exemption from tax on their scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include, but are not limited to, interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third-party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester;

2. You do not certify your TIN when required (see the instructions for Part II for details);

3. The IRS tells the requester that you furnished an incorrect TIN;

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only); or

5. You do not certify to the requester that you are not subject to backup withholding, as described in item 4 under "*By signing the filled-out form*" above (for reportable interest and dividend accounts opened after 1983 only).

Form W-9 (Rev. 3-2024) Page 3

Certain payees and payments are exempt from backup withholding. See *Exempt payee code*, later, and the separate Instructions for the Requester of Form W-9 for more information.

See also *Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding*, earlier.

What Is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all U.S. account holders that are specified U.S. persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code*, later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you are no longer tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; **do not** leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

• **Individual.** Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note for ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040 you filed with your application.

• **Sole proprietor.** Enter your individual name as shown on your Form 1040 on line 1. Enter your business, trade, or “doing business as” (DBA) name on line 2.

• **Partnership, C corporation, S corporation, or LLC, other than a disregarded entity.** Enter the entity’s name as shown on the entity’s tax return on line 1 and any business, trade, or DBA name on line 2.

• **Other entities.** Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. Enter any business, trade, or DBA name on line 2.

• **Disregarded entity.** In general, a business entity that has a single owner, including an LLC, and is not a corporation, is disregarded as an entity separate from its owner (a disregarded entity). See Regulations section 301.7701-2(c)(2). A disregarded entity should check the appropriate box for the tax classification of its owner. Enter the owner’s name on line 1. The name of the owner entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on line 2. If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, enter it on line 2.

Line 3a

Check the appropriate box on line 3a for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3a.

IF the entity/individual on line 1 is a(n) . . .	THEN check the box for . . .
• Corporation	Corporation.
• Individual or • Sole proprietorship	Individual/sole proprietor.
• LLC classified as a partnership for U.S. federal tax purposes or • LLC that has filed Form 8832 or 2553 electing to be taxed as a corporation	Limited liability company and enter the appropriate tax classification: P = Partnership, C = C corporation, or S = S corporation.
• Partnership	Partnership.
• Trust/estate	Trust/estate.

Line 3b

Check this box if you are a partnership (including an LLC classified as a partnership for U.S. federal tax purposes), trust, or estate that has any foreign partners, owners, or beneficiaries, and you are providing this form to a partnership, trust, or estate, in which you have an ownership interest. You must check the box on line 3b if you receive a Form W-8 (or documentary evidence) from any partner, owner, or beneficiary establishing foreign status or if you receive a Form W-9 from any partner, owner, or beneficiary that has checked the box on line 3b.

Note: A partnership that provides a Form W-9 and checks box 3b may be required to complete Schedules K-2 and K-3 (Form 1065). For more information, see the Partnership Instructions for Schedules K-2 and K-3 (Form 1065).

If you are required to complete line 3b but fail to do so, you may not receive the information necessary to file a correct information return with the IRS or furnish a correct payee statement to your partners or beneficiaries. See, for example, sections 6698, 6722, and 6724 for penalties that may apply.

Line 4 Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

• Generally, individuals (including sole proprietors) are not exempt from backup withholding.

• Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

• Corporations are not exempt from backup withholding for payments made in settlement of payment card or third-party network transactions.

• Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space on line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

Form W-9 (Rev. 3-2024) Page 4

2—The United States or any of its agencies or instrumentalities.

3—A state, the District of Columbia, a U.S. commonwealth or territory, or any of their political subdivisions or instrumentalities.

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities.

5—A corporation.

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or territory.

7—A futures commission merchant registered with the Commodity Futures Trading Commission.

8—A real estate investment trust.

9—An entity registered at all times during the tax year under the Investment Company Act of 1940.

10—A common trust fund operated by a bank under section 584(a).

11—A financial institution as defined under section 581.

12—A middleman known in the investment community as a nominee or custodian.

13—A trust exempt from tax under section 664 or described in section 4947.

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	**THEN the payment is exempt for . . .**
• Interest and dividend payments	All exempt payees except for 7.
• Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
• Barter exchange transactions and patronage dividends	Exempt payees 1 through 4.
• Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5.[2]
• Payments made in settlement of payment card or third-party network transactions	Exempt payees 1 through 4.

[1] See Form 1099-MISC, Miscellaneous Information, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) entered on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37).

B—The United States or any of its agencies or instrumentalities.

C—A state, the District of Columbia, a U.S. commonwealth or territory, or any of their political subdivisions or instrumentalities.

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i).

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i).

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state.

G—A real estate investment trust.

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940.

I—A common trust fund as defined in section 584(a).

J—A bank as defined in section 581.

K—A broker.

L—A trust exempt from tax under section 664 or described in section 4947(a)(1).

M—A tax-exempt trust under a section 403(b) plan or section 457(g) plan.

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, enter "NEW" at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have, and are not eligible to get, an SSN, your TIN is your IRS ITIN. Enter it in the entry space for the Social security number. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner's SSN (or EIN, if the owner has one). If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note: See *What Name and Number To Give the Requester*, later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.SSA.gov*. You may also get this form by calling 800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/EIN*. Go to *www.irs.gov/Forms* to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to *www.irs.gov/OrderForms* to place an order and have Form W-7 and/or Form SS-4 mailed to you within 15 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and enter "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon. See also *Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding*, earlier, for when you may instead be subject to withholding under chapter 3 or 4 of the Code.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Form W-9 (Rev. 3-2024) Page 5

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see *Exempt payee code*, earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third-party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account) other than an account maintained by an FFI	The actual owner of the account or, if combined funds, the first individual on the account[1]
3. Two or more U.S. persons (joint account maintained by an FFI)	Each holder of the account
4. Custodial account of a minor (Uniform Gift to Minors Act)	The minor[2]
5. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
6. Sole proprietorship or disregarded entity owned by an individual	The owner[3]
7. Grantor trust filing under Optional Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))**	The grantor*

For this type of account:	Give name and EIN of:
8. Disregarded entity not owned by an individual	The owner
9. A valid trust, estate, or pension trust	Legal entity[4]
10. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
11. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
12. Partnership or multi-member LLC	The partnership
13. A broker or registered nominee	The broker or nominee
14. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
15. Grantor trust filing Form 1041 or under the Optional Filing Method 2, requiring Form 1099 (see Regulations section 1.671-4(b)(2)(i)(B))**	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name on line 1, and enter your business or DBA name, if any, on line 2. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

* **Note:** The grantor must also provide a Form W-9 to the trustee of the trust.

** For more information on optional filing methods for grantor trusts, see the Instructions for Form 1041.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records From Identity Theft

Identity theft occurs when someone uses your personal information, such as your name, SSN, or other identifying information, without your permission to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax return preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity, or a questionable credit report, contact the IRS Identity Theft Hotline at 800-908-4490 or submit Form 14039.

For more information, see Pub. 5027, Identity Theft Information for Taxpayers.

Form W-9 (Rev. 3-2024) Page 6

Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 877-777-4778 or TTY/TDD 800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 800-366-4484. You can forward suspicious emails to the Federal Trade Commission at *spam@uce.gov* or report them at *www.ftc.gov/complaint*. You can contact the FTC at *www.ftc.gov/idtheft* or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see *www.IdentityTheft.gov* and Pub. 5027.

Go to *www.irs.gov/IdentityTheft* to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and territories for use in administering their laws. The information may also be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payors must generally withhold a percentage of taxable interest, dividends, and certain other payments to a payee who does not give a TIN to the payor. Certain penalties may also apply for providing false or fraudulent information.